1Q 2018 Earnings Call Charles E. Jones, President and CEO Steven E. Strah, SVP and CFO Exhibit 99.3

Forward-Looking Statements April 23, 2018Quarterly Highlights – FE 1Q 2018 Earnings Call This presentation includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 based on information currently available to management. Such statements are subject to certain risks and uncertainties and readers are cautioned not to place undue reliance on these forward-looking statements. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” "forecast," "target," "will," "intend," “believe,” "project," “estimate," "plan" and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: the ability to successfully execute an exit of commodity-based generation that minimizes cash outflows and associated liabilities, including, without limitation, the losses, guarantees, claims and other obligations of FirstEnergy Corp., together with its consolidated subsidiaries (FirstEnergy) as such relate to the entities previously consolidated into FirstEnergy, including FirstEnergy Solutions Corp.(FES), its subsidiaries and FirstEnergy Nuclear Operating Company (FENOC), which have recently filed for bankruptcy protection; the potential for litigation and demands for payment against FirstEnergy by FES and FENOC or certain of their creditors; the risks associated with the bankruptcy cases of FES, its subsidiaries and FENOC, including, but not limited to, third-party motions in the cases that could adversely affect FirstEnergy, its liquidity or results of operations; the ability to experience growth in the Regulated Distribution and Regulated Transmission segments and the effectiveness of our strategy to operate as a fully regulated business; the accomplishment of our regulatory and operational goals in connection with our transmission and distribution investment plans, including, but not limited to, our planned transition to forward-looking formula rates; changes in assumptions regarding economic conditions within our territories, assessment of the reliability of our transmission and distribution system, or the availability of capital or other resources supporting identified transmission and distribution investment opportunities; the ability to accomplish or realize anticipated benefits from strategic and financial goals, including, but not limited to, the ability to grow earnings in our regulated businesses, continue to reduce costs and to successfully execute our financial plans designed to improve our credit metrics and strengthen our balance sheet; the risks and uncertainties associated with litigation, arbitration, mediation and like proceedings; the uncertainties associated with the deactivation of our remaining commodity-based generating units, including the impact on vendor commitments, and as it relates to the reliability of the transmission grid, the timing thereof; costs being higher than anticipated and the success of our policies to control costs; the uncertainty of the timing and amounts of the capital expenditures that may arise in connection with any litigation, including New Source Review litigation, or potential regulatory initiatives or rulemakings; changes in customers' demand for power, including, but not limited to, changes resulting from the implementation of state and federal energy efficiency and peak demand reduction mandates; economic and weather conditions affecting future sales, margins and operations, such as significant weather events, and all associated regulatory events or actions; changes in national and regional economic conditions affecting FirstEnergy and/or our major industrial and commercial customers, and other counterparties with which we do business; the impact of labor disruptions by our unionized workforce; the risks associated with cyber-attacks and other disruptions to our information technology system that may compromise our generation, transmission and/or distribution services and data security breaches of sensitive data, intellectual property and proprietary or personally identifiable information regarding our business, employees, shareholders, customers, suppliers, business partners and other individuals in our data centers and on our networks; the impact of the regulatory process and resulting outcomes on the matters at the federal level and in the various states in which we do business, including, but not limited to, matters related to rates; the impact of the federal regulatory process on Federal Energy Regulatory Commission (FERC) regulated entities and transactions, in particular FERC regulation of PJM Interconnection, L.L.C. (PJM) wholesale energy and capacity markets and cost-of-service rates, as well as FERC’s compliance and enforcement activity, including compliance and enforcement activity related to North American Electric Reliability Corporation’s mandatory reliability standards; the uncertainties of various cost recovery and cost allocation issues resulting from American Transmission Systems, Incorporated's realignment into PJM; the ability to comply with applicable state and federal reliability standards and energy efficiency and peak demand reduction mandates; other legislative and regulatory changes, including the federal administration's required review and potential revision of environmental requirements, including, but not limited to, the effects of the United States Environmental Protection Agency's Clean Power Plan, Coal Combustion Residuals, Cross-State Air Pollution Rule and Mercury and Air Toxics Standards programs, including our estimated costs of compliance, Clean Water Act (CWA) waste water effluent limitations for power plants, and CWA 316(b) water intake regulation; changing market conditions that could affect the measurement of certain liabilities and the value of assets held in our pension trusts and other trust funds, and cause us and/or our subsidiaries to make additional contributions sooner, or in amounts that are larger, than currently anticipated; the impact of changes to significant accounting policies; the impact of any changes in tax laws or regulations, including the Tax Cuts and Jobs Act, adopted December 22, 2017, or adverse tax audit results or rulings; the ability to access the public securities and other capital and credit markets in accordance with our financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us and our subsidiaries; further actions that may be taken by credit rating agencies that could negatively affect us and/or our subsidiaries’ access to financing, increase the costs thereof, letters of credit and other financial guarantees, and the impact of these events on the financial condition and liquidity of FirstEnergy Corp. and/or its subsidiaries; issues concerning the stability of domestic and foreign financial institutions and counterparties with which we do business; and the risks and other factors discussed from time to time in our United States Securities and Exchange Commission (SEC) filings, and other similar factors. Dividends declared from time to time on FirstEnergy Corp.'s common stock, and thereby on FirstEnergy Corp.'s preferred stock, during any period may in the aggregate vary from prior periods due to circumstances considered by FirstEnergy Corp.'s Board of Directors at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. These forward-looking statements are also qualified by, and should be read together with, the risk factors included in our filings with the SEC. The foregoing review of factors also should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on our business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. We expressly disclaim any obligation to update or revise, except as required by law, any forward-looking statements contained herein as a result of new information, future events or otherwise. 2

Non-GAAP Financial Matters April 23, 2018Quarterly Highlights – FE 1Q 2018 Earnings Call This presentation contains references to non-GAAP financial measures including, among others, Operating earnings (loss). In addition, Operating earnings (loss) per share and Operating earnings (loss) per share by segment are also non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States (GAAP). Operating earnings (loss), Operating earnings (loss) per share and Operating earnings (loss) per share by segment are not calculated in accordance with GAAP to the extent they exclude the impact of “special items.” Special items represent charges incurred or benefits realized that management believes are not indicative of, or may obscure trends useful in evaluating the company’s ongoing core activities and results of operations or otherwise warrant separate classification. Special items also reflect the adjustment to include the full impact of share dilution from the $2.5 billion equity issuance in January 2018. Special items are not necessarily non-recurring. The Company’s management cannot estimate on a forward-looking basis the impact of these items in the context of Operating earnings (loss) per share growth projections because these items, which could be significant, are difficult to predict and may be highly variable. Consequently, the Company is unable to reconcile Operating earnings (loss) per share growth projections to a GAAP measure without unreasonable effort. Operating earnings (loss) per share is calculated by dividing Operating earnings (loss), which excludes special items as discussed above, for the periods presented by 538 million shares, which reflects the full impact of share dilution from the equity issuance in January 2018. Operating earnings (loss) per share by segment is calculated by dividing segment Operating earnings (loss), which excludes special items as discussed above, for the periods presented by 538 million shares. As of the first quarter 2018, Regulated operating (non-GAAP) earnings (loss), Regulated operating earnings (loss) per share, and Regulated operating earnings (loss) per share by segment, which were non-GAAP financial measures used in the guidance provided in February 2018, are now referred to as Operating earnings (loss), Operating earnings (loss) per share, and Operating earnings (loss) per share by segment, respectively. Management uses non-GAAP financial measures such as Operating earnings (loss) and Operating earnings (loss) per share to evaluate the company’s performance and manage its operations and frequently references these non-GAAP financial measures in its decision-making, using them to facilitate historical and ongoing performance comparisons. Additionally, management uses Operating earnings (loss) per share by segment to further evaluate the company’s performance by segment and references this non-GAAP financial measure in its decision-making. Management believes that the non-GAAP financial measures of Operating earnings (loss), Operating earnings (loss) per share and Operating earnings (loss) per share by segment provide consistent and comparable measures of performance of its businesses on an ongoing basis. Management also believes that such measures are useful to shareholders and other interested parties to understand performance trends and evaluate the company against its peer group by presenting period-over-period operating results without the effect of certain charges or benefits that may not be consistent or comparable across periods or across the company’s peer group. All of these non-GAAP financial measures are intended to complement, and are not considered as alternatives to, the most directly comparable GAAP financial measures. Also, the non-GAAP financial measures may not be comparable to similarly titled measures used by other entities. Pursuant to the requirements of Regulation G, FirstEnergy has provided quantitative reconciliations within this presentation of the non-GAAP financial measures to the most directly comparable GAAP financial measures. Refer to appendix slides 12-15. Deconsolidation As a result of the bankruptcy filings, FirstEnergy Solutions (FES), its subsidiaries and FirstEnergy Nuclear Operating Company (FENOC) were deconsolidated from FirstEnergy’s consolidated financial statements as of March 31, 2018. Additionally, the operating results of FES and FENOC, as well as Bay Shore Power Company and a portion of AE Supply, LLC that were subject to completed or pending asset sales, collectively representing substantially all of FirstEnergy’s operations that comprised the Competitive Energy Services (CES) reportable operating segment, will be presented as discontinued operations in Corporate/Other. The remaining business activities that previously comprised the CES reportable operating segment were not material, and as such, have been combined into Corporate/Other for reporting purposes. The external segment reporting is consistent with the internal financial reports used by FE's Chief Executive Officer (its chief operating decision maker) to regularly assess performance of the business and allocate resources. Disclosures for FE's reportable operating segments for 2017, including non-GAAP financial measures, have been revised to conform to the current presentation. 3

Financial Highlights ■ Reported 1Q 2018 GAAP earnings of $2.55 per basic share and Operating (non-GAAP) earnings* of $0.67 per share – Reporting earnings for the first time that represent FE as a fully regulated company – GAAP earnings benefited from a $1.2B after-tax gain associated with the deconsolidation of FES, its subsidiaries and FENOC April 23, 2018Quarterly Highlights – FE 1Q 2018 Earnings Call 1Q 2018 Financial Results ■ On March 31, 2018, FES and FENOC Boards of Directors approved a Chapter 11 bankruptcy filing ■ Filings do not include FE, its regulated subsidiaries, or Allegheny Energy Supply – On March 28, 2018, FES announced that it intends to sell or deactivate two nuclear power plants in Ohio and one in Pennsylvania during the next three years – We understand the importance of these plants to the regional economy and recognize that more than 5 million of our utility customers are still exposed to uncertainty of competitive markets FES/FENOC Chapter 11 Filing * Refer to the appendix (slides 12-14) for reconciliation between GAAP and Operating (non-GAAP) earnings We will continue to advocate for regulatory or legislative solutions that recognize the attributes of baseload generation and to ensure our customers continue to have a stable, reliable power supply 4

Agreement-in-Principle April 23, 2018Quarterly Highlights – FE 1Q 2018 Earnings Call 5 ■ On April 23, 2018, FE announced an agreement-in-principle with ad hoc groups of key FES creditors representing (1) a majority of all outstanding secured and unsecured funded debt at FES and its subsidiaries and (2) a majority of Bruce Mansfield certificate holders ■ Agreement affirms $1.7B of previously disclosed guarantees and assurances, including: – Unfunded Pension / OPEB / Other Employee Benefits (non-cash) – Surety Bond Support (utilized) – Rail Settlements (paid) – Energy Contracts and Other Guarantees and Assurances (paid) – $500M Secured Credit Facility (drawn) ■ In addition, other major terms effective at emergence include: – Full release of all claims against FE and related parties – $225M cash payment from FE net, including $88M reversal of the NOL prefiling purchase – Up to $628M tax certificate note due December 31, 2022, which represents FE’s estimated value of the worthless stock deduction and designed to trade at the par value of the note when issued – Transfer of Pleasants Power Station to FES for the benefit of creditors (book value as of March 31, 2018 of $67M) – A right of FE to share in recoveries after an agreed-upon threshold is met Agreement is a significant step toward FES ultimately emerging from bankruptcy The agreement is subject to approval by the FE, FES and its subsidiaries, FENOC and AE Supply boards of directors, the execution of definitive agreements, the approval of the Bankruptcy Court and certain other conditions.

Guidance and Business Updates April 23, 2018Quarterly Highlights – FE 1Q 2018 Earnings Call * Per share amounts are based on the number of shares outstanding assuming full impact of dilution from the $2.5 billion equity issuance in January 2018 (538M fully diluted shares). Refer to the appendix (slide 15) for reconciliation between GAAP and Operating (non-GAAP) earnings. ■ Raised our 2018 GAAP earnings forecast to $3.61 - $3.91 per basic share and affirmed 2018 operating (non-GAAP) earnings guidance range of $2.25 to $2.55 per share* ■ Affirmed our long-term operating (non-GAAP) EPS CAGR** projection of 6 to 8 percent through 2021 ■ Introduced 2Q 2018 GAAP forecast of ($0.06) - $0.04 per basic share and operating (non-GAAP) earnings guidance range of $0.47 to $0.57 per share* Guidance Updates Better positioned to capture the opportunities for customer-focused growth in our distribution and transmission businesses, and produce stable, long-term value to shareholders 6 Note: Operating (non-GAAP) earnings guidance was referred to in our February 2018 investor materials as Regulated Operating (non-GAAP) earnings guidance ■ Continue to implement Energizing the Future; on track to invest $1.1B this year ■ In February, FERC approved our settlement agreement for JCP&L’s transmission rates – Settlement rates were effective January 1, 2018 and are retroactive to June 1, 2017 – Offers the opportunity to file for forward-looking formula rates to be effective in 2020 ■ MAIT settlement remains pending at FERC and we expect a ruling in 2Q 2018 Transmission Updates ** The Company’s management team cannot estimate on a forward-looking basis the impact of special items in the context of Operating earnings (loss) per share growth projections because special items, which could be significant, are difficult to predict and may be highly variable. Consequently, the Company is unable to reconcile Operating earnings (loss) per share growth projections to a GAAP measure without unreasonable effort.

Business Updates April 23, 2018Quarterly Highlights – FE 1Q 2018 Earnings Call ■ During March, several Nor'easters caused extensive damage to the eastern portion of our system – A total of 1.2M FE utility customers experienced outages, with JCP&L and Met-Ed service territories hardest hit – Working with utility commissions in New Jersey and Pennsylvania to review preparation and response to outages – In total, our utilities spent more than $355M on restoration efforts during 1Q 2018 – $250M in New Jersey and $80M Pennsylvania – Approximately $230M of total was O&M, with all but $10M deferred for future recovery Storm Impacts 7 ■ In Ohio, application for a Distribution Platform Modernization plan remains pending at the PUCO ■ In JCP&L, plan to file by mid-2018 an Infrastructure Investment Program ■ In Maryland, anticipate a rate case filing during the second half of 2018 Distribution Updates

Presentation of Results ■ Substantially all operations that previously comprised our CES segment are now presented as discontinued operations in our Corporate/Other segment for 2018 and 2017 – Excluded from Operating (non-GAAP) earnings as a special item ■ Resulted from the deconsolidation of FES and FENOC, the completed sale of AE Supply’s gas plants and the pending asset purchase agreements for the sale of the Bath County and Bay Shore plants ■ Remaining competitive business activities, which primarily includes AE Supply’s Pleasants Power Station, are included in Corporate/Other for reporting purposes ■ All operating results and projections are presented on a fully diluted basis (538M shares) – Includes the full conversion of preferred shares and assumes additional shares relating to employee benefit and other plans – Excludes impact of preferred dividends ■ Reconciliations for these items, along with other detailed information about the quarter, are available in our Consolidated Report to the Financial Community April 23, 2018Quarterly Highlights – FE 1Q 2018 Earnings Call 8

1Q 2018 Earnings Results

Quarter-over-Quarter (Basic EPS / Operating EPS*)

1Q 2018 vs. 1Q 2017 EPS Variance	Basic EPS	Operating EPS*
Regulated Distribution	+$0.15	+$0.15
Regulated Transmission	+$0.01	+$0.02
Corporate / Other	+$1.93	($0.02)
FE Consolidated	+$2.09	+$0.15

- **Reported 1Q 2018 GAAP earnings of $2.55 per basic share**
  - Results include a $1.2B gain from the deconsolidation of FES, its subsidiaries and FENOC
- **Reported 1Q 2018 Operating (non-GAAP) earnings* of $0.67 per share**
  - Reflects only the continuing operations of our Regulated and Corporate / Other segments
- **Regulated Distribution +$0.15 / +$0.15**
  - Favorable results primarily as a result of colder weather, the impact of new rates in Pennsylvania effective late January 2017, as well as Ohio DCR
    - Total distribution deliveries increased ~5% in 1Q 2018; Heating-degree-days 17% above 1Q 2017, and normal for the quarter
    - Positive trend continues in the industrial class; ~3% growth primarily driven by shale gas and steel
  - Special items – include regulatory charges and impact of full dilution to 538M shares
- **Regulated Transmission: +$0.01 / +$0.02**
  - Favorable results primarily from higher revenues at JCP&L and higher rate base at MAIT and ATSI
  - Special item – includes impact of full dilution to 538M shares
- **Corporate / Other: $1.93 / ($0.02)**
  - Unfavorable results primarily from higher interest expense and lower tax shield, partially offset by higher commodity margin at Pleasants
  - Special items – include mark-to-market adjustments, exit of competitive generation and impact of full dilution to 538M shares

Per share amounts for the special items and earnings drivers above and throughout this report are based on the after-tax effect of each item divided by the number of shares outstanding for the period assuming full impact of dilution from the $2.5 billion equity issuance in January 2018 (538M fully diluted shares). The current and deferred income tax effect was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount. The income tax rates range from 21% to 29%.

* Refer to the appendix (slides 12-14) for reconciliation between GAAP and Operating (non-GAAP) earnings

FIRSTENERGY   Quarterly Highlights – FE 1Q 2018 Earnings Call   April 23, 2018   9

Tax Reform Updates ■ Guidance for 2018 does not include any benefit from tax reform – On January 1, 2018, began deferring these amounts as a regulatory liability until we work through the regulatory process in each jurisdiction ■ This is a complex issue that will be addressed uniquely in each regulatory jurisdiction – In Ohio, proactively lowered the DMR and DCR rates to reflect the impact of tax reform – In Pennsylvania, companies filed comments presenting arguments that single-issue ratemaking was not appropriate and provided support of implementing a reconcilable rider – PPUC issued an order making all rates, including rider rates, temporary as of March 15, 2018, for six months – In New Jersey, JCP&L implemented an interim rate reduction on April 1, 2018, to reflect impact on current taxes, consistent with BPU’s order – In West Virginia, Mon Power and Potomac Edison will file testimony by May 30, 2018, proposing treatment for tax reform related savings – In Maryland, Potomac Edison plans to file a rate case in the third quarter of 2018 – At our FERC-regulated transmission businesses: – Stated Rate Companies: FERC issued a Show Cause Order directing 48 transmission utilities, including Mon Power, West Penn and Potomac Edison, to propose revisions to those rates effective March 21, 2018 – JCP&L was not included on the list of stated rate transmission utilities – Formula Rate Companies: ATSI, MAIT, TrAIL and PATH will adjust rates as part of the normal annual update/true- up process – Continue to work with regulatory commissions in each of our jurisdictions to determine the appropriate approach for customers April 23, 2018Quarterly Highlights – FE 1Q 2018 Earnings Call 10

Appendix April 23, 2018Quarterly Highlights – FE 1Q 2018 Earnings Call 11

Earnings (Loss) Per Share – 1Q 2018 and 1Q 2017 Reconciliation of GAAP to Operating (Non-GAAP) Earnings (In millions, except per share amounts) April 23, 2018Quarterly Highlights – FE 1Q 2018 Earnings Call Per share amounts for the special items and earnings drivers above and throughout this report are based on the after-tax effect of each item divided by the number of shares outstanding for the period assuming full impact of dilution from the $2.5 billion equity issuance in January 2018 (538M fully diluted shares). The current and deferred income tax effect was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount. The income tax rates range from 21% to 29% and 35% to 38% in the first quarter of 2018 and 2017, respectively. See slide 14 for details regarding special items. 12

April 23, 2018Quarterly Highlights – FE 1Q 2018 Earnings Call 13 Earnings (Loss) Per Share – 1Q 2017 vs. Previously Reported 1Q 2017 Reconciliation of GAAP to Operating (Non-GAAP) Earnings (In millions, except per share amounts)

April 23, 2018Quarterly Highlights – FE 1Q 2018 Earnings Call FE Corp. Income Statements – 1Q 2018 and 1Q 2017 Consolidated GAAP and Special Items (In millions, except per share amounts) 14

April 23, 2018Quarterly Highlights – FE 1Q 2018 Earnings Call Earnings (Loss) Per Share – Forecast for 2018 Reconciliation of GAAP to Operating (Non-GAAP) Earnings (In millions, except per share amounts) 15

Federal – **Tax Reform**

	Past Activities	Future Activities
OH	• Effective January 1, 2018: Ohio Companies established a regulatory liability for the estimated reduction in federal income tax resulting from the Tax Act • January 10, 2018: PUCO opened a case to consider the impacts of the Tax Act and determine the appropriate course of action to pass benefits on to customers • February 15, 2018: Filed comments explaining that customers will save nearly $40 million annually as a result of updating tariff riders, including DMR and DCR, for the tax rate changes and that the Ohio Companies' base distribution rates are not impacted by the Tax Act changes because they are frozen through May 2024 • March 7, 2018: Reply comments were filed by the Ohio Companies and other parties	• No current procedural schedule
PA	• Effective January 1, 2018: Pennsylvania Companies established a regulatory liability for the estimated reduction in federal income tax resulting from the Tax Act • February 12, 2018: PPUC initiated a proceeding to determine the effects of the Tax Act on the tax liability of utilities and the feasibility of reflecting such impacts in rates charged to customers • March 9, 2018: Submitted their calculation of the net annual effect of the Tax Act on income tax expense and rate base to be $37 million for ME, $40 million for PN, $9 million for Penn, and $30 million for WP. The Pennsylvania Companies also filed comments proposing that rates be adjusted to reflect the tax rate changes prospectively from the date of a final PPUC order via a reconcilable rider, with the amount that would otherwise accrue between January 1, 2018 and the date of a final order being used to invest in the Pennsylvania Companies' infrastructure. • March 15, 2018: PPUC issued an order making all rates, including rider rates, temporary as of that date. Temporary rates will be in place for a trial period of six months, which may be extended for an additional six months	• No current procedural schedule

NJ	• Effective January 1, 2018: JCP&L established a regulatory liability for the estimated reduction in federal income tax resulting from the Tax Act
	• January 31, 2018: NJBPU instituted a proceeding to examine the impacts of the Tax Act on the rates and charges of New Jersey utilities
	• March 2, 2018: JCP&L proposed to:
	  • Reduce base rates by $28.6M on April 1st to reflect the change in federal income tax expense and annualized rate reduction of $28.6M effective April 1, 2018 on an interim basis subject to final BPU review
	  • Defer the impacts of the Tax Act during the pendency of the BPU proceeding creating a regulatory liability to be addressed in the next base rate case
	  • Create Rider Tax Act to include the amortization of the excess deferred tax liabilities effective July 1, 2018
	• March 26, 2018: NJBPU approved JCP&L's rate reduction effective April 1, 2018, on an interim basis subject to refund, pending the outcome of this proceeding
		• April 23, 2018: Technical Conference
		• May 8, 2018: Additional Discovery Responses
		• May 21, 2018: Comments Due
		• May 29, 2018: Reply Comments Due
		• June 1 & 4, 2018: Settlement Conferences

FIRSTENERGY Quarterly Highlights – FE 1Q 2018 Earnings Call April 23, 2018 16

Federal – **Tax Reform**

	Past Activities	Future Activities
WV	• Effective January 1, 2018: MP and PE established a regulatory liability for the estimated reduction in federal income tax resulting from the Tax Act • January 3, 2018: WVPSC initiated a proceeding to investigate the effects of the Tax Act on the revenue requirements of utilities • January 26, 2018: WVPSC issued an order clarifying that regulatory accounting should be implemented as of January 1, 2018, including the recording of any regulatory liabilities resulting from the Tax Act	• May 30, 2018: Utilities testimony due • July 2, 2018: Interested parties response • July 13, 2018: Utilities reply
MD	• Effective January 1, 2018: PE established a regulatory liability for the estimated reduction in federal income tax resulting from the Tax Act • January 12, 2018: the MDPSC instituted a proceeding to examine the impacts of the Tax Act on the rates and charges of Maryland utilities • February 15, 2018: submitted a report to the MDPSC estimating that the Tax Act impacts would be ~$7- $8M annually for PE's customers • Expect to file a base rate case in the third quarter of 2018 where the benefits from the effects of the Tax Act will be realized by customers through a lower rate increase than would otherwise be necessary	• 3Q 2018: Base rate case filing expected
FERC	• March 15, 2018: FERC issued Section 206 show cause orders directing FirstEnergy's Allegheny transmission affiliates Mon Power, West Penn Power, and Potomac Edison and 45 other public utilities to propose revisions to their respective stated transmission rates to reflect the change in the federal corporate income tax rate, and describe the methodology used for making those revisions; or show cause why they should not be required to do so. A refund effective date of March 21, 2018 was established by FERC. • For companies with forward-looking formula rates the federal rate will automatically be lowered in connection with the normal annual update / true-up process	• May 14, 2018: Responses due

FIRSTENERGY Quarterly Highlights – FE 1Q 2018 Earnings Call April 23, 2018 17

Pennsylvania – Regulatory Update ■ Distribution System Improvement Charge Rider (DSIC Rider) – Rider was set to zero when new rates were implemented on January 27, 2017 – Expected to restart when costs exceeded the amount recovered in base rates – If reported ROE exceeds the benchmark of 9.55%, a utility is not permitted to restart the rider – DSIC Rider for Penn Power and West Penn Power was restarted effective April 1, 2018 – Met-Ed and Penelec costs have exceeded the amounts recovered in base rates, however could not restart DSIC Rider – ROEs as reported to PPUC on April 2, 2018 for the period ended December 31, 2017 exceeded the 9.55% benchmark – Met-Ed: 11.7% – Penelec: 10.9% April 23, 2018Quarterly Highlights – FE 1Q 2018 Earnings Call 18

New Jersey – Regulatory Update ■ Consolidated Tax Adjustment (CTA) – In 2014, the New Jersey Board of Public Utilities (BPU) issued an order (Docket No. EO12121072), revising its policy for calculating the CTA: – The time period for the calculation of the savings would look back five years from the beginning of the test year; – The savings allocation method would allow 75% of the calculated savings to be retained by the company and 25% of the calculated savings to be allocated to customers; and – Transmission assets of the utility would not be included in the calculation of the CTA – On September 18, 2017, the Superior Court of NJ Appellate Division issued an opinion reversing the BPU’s 2014 order – The Court opinion does not have any immediate impact on JCP&L and its existing rates – On October 20, 2017, the BPU directed its staff to begin a formal rulemaking process to modify its CTA methodology – On December 19, 2017, the BPU acted to publish a draft rule to modify its CTA methodology – On February 6, 2018, the rule was last published in the New Jersey Register – On March 20, 2018 and April 6, 2018, the New Jersey Utilities Association (NJUA) and JCP&L, respectively filed comments – Both offer support for the elements of the BPU’s proposed rule, which revisions represent significant progress over the BPU’s historical methodology – The NJUA and JCP&L encourage the BPU to reconsider its position on imposing a CTA and to go further to completely eliminate the CTA April 23, 2018Quarterly Highlights – FE 1Q 2018 Earnings Call 19

MAIT and JCP&L Transmission – Regulatory Update ■ On October 13, 2017, MAIT and certain parties filed a settlement agreement with FERC; agreement is pending approval at FERC – Provides for certain changes to MAIT's formula rate template and protocols – Sets ROE to 10.3% through period ending December 31, 2021, and thereafter to stay in effect unless changed pursuant to section 205 or 206 of the Federal Power Act (FPA) – Sets the recovery amount for certain regulatory assets – Establishes that MAIT's capital structure will not exceed 60% equity through the period ending December 31, 2021, and thereafter equity to remain capped at 60% unless changed pursuant to section 205 or 206 of the FPA ■ On February 20, 2018, FERC approved the JCP&L transmission rate settlement without condition – Black-box stated annual revenue requirements for NITS and JCP&L’s “Schedule 12” projects that are not included in JCP&L’s NITS revenue requirement – Rate moratorium through December 31, 2019 – The difference between the rates charged for June 1, 2017 to December 31, 2017 and the approved rates will be returned to customers, with interest, in the remaining months of 2018 April 23, 2018Quarterly Highlights – FE 1Q 2018 Earnings Call 20

Distribution ROEs OH: Significantly Excessive Earnings Test filed with 12/31/16 ROE NJ: Base rate case update filed with 6/30/16 ROE PA: PA PUC Bureau of the Technical Utility Services Report filed with 12/31/17 ROE WV: Quarterly reports filed with 12/31/17 ROE MD: Quarterly reports filed with 12/31/17 ROE 10.2% 3.4% 4.4% 2.1% 8.2% 11.7% 10.9% 9.1% 9.1% 9.1% 6.8% 10.5% 10.5% 10.5% 9.6% 11.9% 0% 3% 6% 9% 12% 15% OE CEI TE JC PP ME PN WPP MP PE-WV PE-MD Earned ROE Allowed ROE Stipulated Revenue Requirement 2016 SEET Threshold: 14.8% Most Recent Public Filings: April 23, 2018Quarterly Highlights – FE 1Q 2018 Earnings Call 21

Ohio



Riders that Recover Incremental Capital Spend Between Rate Cases Include

- Delivery Capital Recovery (DCR)
  - Recovers return on and of incremental investment since last rate case and associated taxes
  - Annual revenue caps
  - Approved through May 31, 2024
- Advanced Metering Infrastructure / Modern Grid (AMI)
  - Recovers costs associated with approved grid modernization investments, including return on and of investment, and associated expenses and taxes
  - Will recover costs associated with Distribution Platform Modernization Plan filing
  - Approved through May 31, 2024
- Government Directives Recovery (GDR)
  - Placeholder for recovery of costs associated with new government mandates
  - Approved through May 31, 2024

SEET Filing Summary

Company	Net Income	Average Equity	ROE
OE	$114M	$1,116M	10.2%
CEI	$42M	$1,243M	3.4%
TE	$25M	$560M	4.4%

Source: SEET filed with Year-End 2016 ROE

Significantly Excessive Earnings Test (SEET)

- PUCO is required to evaluate the earnings of each electric utility's approved ESP to determine whether the plan produces significantly excessive earnings
- Calculated pursuant to Ohio statute
- Modified analysis of FERC Form 1 data; adjustments include:
  - Associated company revenues and expenses
  - Special, non-recurring, extraordinary items
  - Distribution Modernization Rider (DMR) revenue per PUCO Order
- Filing requirement: Annual (May)

Distribution Base Rate Freeze

2009		2016	2019	2024
Approved rates effective ($137M annual revenue increase)	ESP's I-III	October 2016: ESP IV Approved	February 2019: 2-year Rider DMR extension filing deadline	May 31, 2024: Distribution base rate freeze ends; Companies directed to file new case

FIRSTENERGY Quarterly Highlights – FE 1Q 2018 Earnings Call April 23, 2018 22

Pennsylvania



Last Approved Rate Case Statistics[1]			
Company	YE 2017 Rate Base	Filed Debt / Equity	Allowed ROE
PN	$1,614M	47.4% / 52.6%	Settled
ME	$1,386M	48.8% / 51.2%	
PP	$413M	49.9% / 50.1%	
WPP	$1,364M	49.7% / 50.3%	

[1] Reflects filed rate base and debt/equity; final settlements/Orders do not specify rate base or capital structure

Quarterly Earnings Reports Summary			
Company	Rate Base	Debt / Equity	ROE
PN	$1,607M	47.9% / 52.1%	10.93%
ME	$1,412M	47.7% / 52.3%	11.67%
PP	$421M	46.2% / 53.8%	8.19%
WPP	$1,346M	47.2% / 52.8%	9.12%

Source: Quarterly Earnings Report for twelve months ended December 31, 2017

Riders that Recover Incremental Capital Spend Between Rate Cases Include

- Distribution System Improvement Charge (DSIC) Rider
  - Recovers costs of incremental investment for eligible property in accordance with PPUC approved Long Term Infrastructure Improvement Plan (LTIIP) between rate cases
  - Limited to 5% of Company distribution revenues
  - Set to zero if Company ROE exceeds PPUC allowed ROE (changes periodically)
  - LTIIP is approved through 2020
- Smart Meter Technologies Charge Riders
  - Act 129 is a state mandated program to install smart meters throughout Pennsylvania
  - All costs required to operate the smart meters not recovered through base rates are recovered in this rider
  - Deployment continues through 2020

Quarterly Earnings Reports

- FERC Form 1 with adjustments/considerations including:
  - Eliminate impact of Generation and Transmission
  - Eliminate all non-operating expenses
  - Make certain normalizations for regulatory purposes (i.e. pension expense, OPEB expense, interest on customer deposits)
  - Recalculate state and federal taxes based on normalized operating income with adjustments
  - Adjust federal deferred income taxes to include only those associated with property
- Filing Requirement: Quarterly (except during a pending rate case)

2015 → **2017** → **2019**

May 3, 2015: Approved rates effective ($293M annual revenue increase)

January 27, 2017: Approved rates effective ($291M annual revenue increase)

January 27, 2019: Earliest date for base rate case filing

FIRSTENERGY Quarterly Highlights – FE 1Q 2018 Earnings Call April 23, 2018 23

New Jersey



Last Approved Rate Case Statistics			
Company	Rate Base	Allowed Debt / Equity	Allowed ROE
JCP&L	$2,217M	55% / 45%	9.6%

Riders that Recover Incremental Capital Spend Between Rate Cases Include

- Non-Utility Generation (Rider NGC)
  - Among other things, recovers operating expenses, depreciation expense, interest expense and a return on investment for Yards Creek pumped-storage facility
- Infrastructure Investment Program (IIP) – 2018 filing
  - Rate filings no more frequently than every 6 months for no less than 10% of overall expenditures and recovered through a separate clause (rider)
  - Eligible projects must be incremental to base capex and related to safety, reliability, and/or resiliency and other projects deemed appropriate by the BPU

Regulatory Earnings Reports

- Current requirement: None
- IIP Required Earnings Test Earnings Test - Required with each rate filing. ROE based on the actual net income of the utility for the most recent 12-month period divided by the average common equity balance for the corresponding period. ROE will be compared to the allowed ROE from a utility's last base rate case.

2015 — **April 1, 2015:** Approved rates effective ($34M annual revenue decrease)

2017 — **January 1, 2017:** Approved rates effective ($80M annual revenue increase)

2018 — **IIP Plan to be filed XQ18**

Future — **Rate case must be filed no later than 5 years after approval of IIP**

FIRSTENERGY Quarterly Highlights – FE 1Q 2018 Earnings Call April 23, 2018 24

West Virginia



Last Approved Rate Case Statistics[1]			
Company	Rate Base	Allowed Debt / Equity	Allowed ROE
MP	$2,476M	53.5% / 46.5%	Settled
PE-WV			

[1] Reflects assumed rate base and debt/equity; final settlements/Orders do not specifically include rate base or capital structure

Quarterly Earnings Report Summary			
Company	Rate Base	Debt / Equity	ROE
MP	$2,326M	51.9% / 48.1%	9.1%
PE-WV	$359M	48.2% / 51.8%	9.1%

Source: Quarterly Report for twelve months ended December 31, 2017

Riders that Recover Incremental Spend Between Rate Cases Include

- Vegetation Management
  - Surcharge recovery of costs for systematic and regular treatment and control of vegetation along T&D lines
  - Recovers all O&M and capital placed in-service as of the surcharge effective date (Feb 25, 2015)
  - O&M recovered in the year incurred; capital recovery consists of a pre-tax rate of return of 8.19% plus depreciation
  - Next filing for surcharge reconciliation and vegetation management program review scheduled for Sep 1, 2019 for surcharge rates effective Jan 1, 2020

Quarterly Earnings Reports

- Vertically integrated state; earnings reports reflect distribution, generation and transmission
- Modified regulatory analysis of FERC Form 1 data with adjustments including:
  - Pension and OPEB normalization
  - Removes impact of securitized pollution control facilities
  - Eliminate non-jurisdictional costs
- Filing Requirement: Quarterly (except during a pending rate case)

2015 → **Future**

February 25, 2015: Approved rates effective ($63M annual revenue increase $15M base rate increase + $48M Veg Mgmt)

No current plans for a future rate case

FIRSTENERGY Quarterly Highlights – FE 1Q 2018 Earnings Call April 23, 2018 25

Maryland



Last Approved Rate Case Statistics			
Company	Rate Base G+T+D	Allowed Debt / Equity	Allowed ROE
PE-MD	$581M	48% / 52%	11.9%

Quarterly Earnings Report Summary			
Company	Rate Base D Only	Debt / Equity	ROE
PE-MD	$451M	48% / 52%	6.8%

Source: Quarterly Report for twelve months ended December 31, 2017

Riders that Recover Incremental Spend Between Rate Cases Include

- EmPower Surcharge
  - Surcharge recovery of Company-sponsored energy efficiency and conservation programs
  - Costs consist of O&M but recovered subject to a 5-year amortization
  - Lost distribution revenues are not permitted for recovery through the EmPower Surcharge
  - Surcharge reconciled annually with rates changing each January 1st

Quarterly Earnings Report

- Report reflects distribution operations only
- Modified regulatory analysis of FERC Form 1 data with adjustments including:
  - Eliminate impact of generation and transmission
  - Pension and OPEB normalization
  - Eliminate non-jurisdictional costs
- Filing Requirement: Quarterly (except during a pending rate case)

1993 → **2018**

February 25, 1993
Approved rates effective
($15M annual revenue increase)

Rate case to be filed 3Q18

FIRSTENERGY Quarterly Highlights – FE 1Q 2018 Earnings Call April 23, 2018 26

FE Tomorrow Overview

- FE Tomorrow will define FirstEnergy's future organization to support the regulated growth strategy

Shared Services

Objective: Identify the appropriate levels of support for the regulated business and develop the organizational structure

Ensure appropriate cost structure and align service organization to efficiently support regulated operations

Create opportunities for employees and retain key talent

Ensure functions and cost structures support 6% - 8% operating earnings CAGR target

Transition Services

Objective: Implement and manage transition services throughout the transition period

Current shared services agreement in place through December 31, 2018

Engaged in discussions with FES and FENOC regarding transition services, timing and operating plans

Execute agreement with FES and FENOC to maintain business continuity

- Terms & Conditions
- Schedule of Services including scope & duration

Timeline

March 2018 → 12 – 24 Months

1. Define transition requirements, organizational structure
2. Re-align shared service structure to reflect to-be model
3. Transition services agreement enacted based on FES and FENOC operating plans and exit from bankruptcy
4. FE Tomorrow

FIRSTENERGY Quarterly Highlights – FE 1Q 2018 Earnings Call April 23, 2018 27

Available Liquidity ($M) Financial – Liquidity FET FEU FE Corp. FEConsolidated Revolving Credit Facility $ 1,000 $ 4,000 $ 5,000 Short-Term Borrowings – – (1,200) (1,200) Letters of Credit (LOC) – – (10) (10) Total Utilization – $ (1,210) $ (1,210) Available Credit Capacity $ 1,000 $ 2,790 $ 3,790 Cash & Cash Equivalents 84 32 132 248 Available Liquidity $ 1,084 $ 2,954 $ 4,038 As of March 31, 2018 April 23, 2018Quarterly Highlights – FE 1Q 2018 Earnings Call 28

FE Obligations Resulting from FES / FENOC Chapter 11 Filing April 23, 2018Quarterly Highlights – FE 1Q 2018 Earnings Call Pension / OPEB / Other Benefits Surety Bond Support Rail Settlements Secured Credit Facility Energy Contracts & Other Guarantees / Assurances ($M) On March 9, 2018, FES borrowed the full amountOn April 6, 2018, FE paid the remaining $72 million On March 31, 2018, FE recorded obligations for the guarantees / assurances On March 31, 2018, FE recorded obligations for FES/FENOC benefits As of March 31, 2018, full amount pledged, but currently not called 29

Financial – Potential Collateral Requirements April 23, 2018Quarterly Highlights – FE 1Q 2018 Earnings Call (1) Surety Bonds are not tied to a credit rating. Surety Bonds’ impact assumes maximum contractual obligations (typical obligations require 30 days to cure). FE Corp. provides $200 million credit support for FG surety bonds, which includes the surety bonds for the benefit of the Pennsylvania Department of Environmental Protection with respect to Little Blue Run ($169 million) and to the Hatfield’s Ferry Disposal Site ($31 million). ($M) Contractual Obligations for Additional Credit As of March 31, 2018 AES Regulated FE Corp Total At Current Credit Rating $1 – – $1 Upon Further Downgrade – $46 – $46 Surety Bonds(1) $1 $109 $236 $346 Maximum Potential $2 $155 $236 $393 30

0 400 800 1,200 1,600 2,000 2018 2020 2022 2024 2026 2028 2030 2032 2034 2036 2038 2040 2042 2044 2046 2048 2050 2052 2054 2056 Financial – Consolidated Long-Term Debt Maturities April 23, 2018Quarterly Highlights – FE 1Q 2018 Earnings Call FE Corp. FEU FET Excludes securitization bonds As of March 31, 2018 ($M) Weighted Avg. Rate of Maturing Debt 6.44 5.93 7.25 6.79 7.38 3.667.56 7.09 5.54 5.82 4.06 4.05 4.70 4.08 4.23 3.85 3.38 5.40 5.07 4.62 3.87 3.96 4.24 AE Supply 31

Financial – **Outstanding Debt by Legal Entity**

($M)

Hold Co. At 3/31/2018	FE Hold Co.
Short-term Debt	$ 1,200
Long-term Debt	5,350
Debt Subtotal	**6,550**
Discounts	(16)
Unamortized Issuance Costs	(30)
Total Balance Sheet Debt	**$ 6,504**

AE Supply At 3/31/2018	Allegheny Energy Supply	Allegheny Generating
Short-term Debt	$ -	$ 27
Long-term Debt	521	100
Debt Subtotal	**521**	**127**
Discounts	(26)	-
Unamortized Issuance Costs	-	-
Total Balance Sheet Debt	**$ 495**	**$ 127**

Utilities At 3/31/2018	Ohio Edison	Cleveland Electric	Toledo Edison	Penn Power	Metropolitan Edison	Pennsylvania Electric	Jersey Central	Mon Power	Potomac Edison	West Penn Power
Short-term Debt	$ -	$ 2	$ -	$ 23	$ 107	$ 77	$ 275	$ -	$ -	$ 124
Long-term Debt	650	1,250	350	152	850	1,125	1,700	1,324	500	725
Securitization Bonds	130	136	38	-	-	-	52	269	90	-
Debt Subtotal	**780**	**1,388**	**388**	**175**	**957**	**1,202**	**2,027**	**1,593**	**590**	**849**
Discounts	(8)	(3)	-	-	(1)	(1)	(5)	(1)	-	-
Unamortized Issuance Costs	(2)	(6)	(2)	(1)	(3)	(6)	(6)	(13)	(4)	(4)
Purchase Accounting	-	-	-	-	-	-	-	9	3	-
Capital Leases	14	16	6	3	10	16	8	2	2	4
Total Balance Sheet Debt	**$ 783**	**$ 1,395**	**$ 392**	**$ 176**	**$ 963**	**$ 1,211**	**$ 2,024**	**$ 1,590**	**$ 591**	**$ 849**

Transmission At 3/31/2018	FET Hold Co.	ATSI	TrAIL	MAIT	AET PATH
Short-term Debt	$ -	$ 82	$ 32	$ 208	$ 2
Long-term Debt	1,000	1,100	625	-	-
Debt Subtotal	**1,000**	**1,182**	**657**	**208**	**2**
Discounts	(2)	(4)	-	-	-
Unamortized Issuance Costs	(7)	(6)	(3)	-	-
Total Balance Sheet Debt	**$ 992**	**$ 1,172**	**$ 654**	**$ 208**	**$ 2**

Note: Short-term debt includes affiliated company borrowings

Totals may not foot due to rounding

FIRSTENERGY Quarterly Highlights – FE 1Q 2018 Earnings Call April 23, 2018 32

Financial – **Credit Ratings**

As of 4/23/2018	Corporate Credit Rating (S&P) / Issuer Rating (Moody's) [1] / Issuer Default (Fitch)			Senior Secured			Senior Unsecured			Outlook		
	S&P	Moody's	Fitch	S&P	Moody's	Fitch	S&P	Moody's	Fitch	S&P	Moody's	Fitch
FirstEnergy Corp.	BBB-	Baa3	BBB-	-	-	-	BB+	Baa3	BBB-	stable	stable	stable
Allegheny Energy Supply	B+	B1	B	BB	-	BB	BB-	B1	BB-	cr. watch	negative	stable
Allegheny Generating Co.	B+	Baa3	B+	-	-	-	BB-	Baa3	BB	cr. watch	stable	stable
American Transmission Systems Inc.	BBB-	Baa1	BBB	-	-	-	BBB-	Baa1	BBB+	stable	stable	stable
Cleveland Electric Illuminating	BBB-	Baa3	BBB	BBB+	Baa1	A-	BBB-	Baa3	BBB+	stable	stable	stable
FirstEnergy Transmission	BBB-	Baa2	BBB-	-	-	-	BB+	Baa2	BBB-	stable	stable	stable
Jersey Central Power & Light	BBB-	Baa2	BBB-	-	-	-	BBB-	Baa2	BBB	stable	positive	stable
Metropolitan Edison	BBB-	A3	BBB	-	-	-	BBB-	A3	BBB+	stable	stable	stable
Mid-Atlantic Interstate Transmission	BBB-	Baa1	BBB	-	-	-	BBB-	Baa1	BBB	stable	stable	stable
Monongahela Power	BBB-	Baa2	BBB-	BBB+	A3	BBB+	-	-	-	stable	stable	stable
Ohio Edison Co.	BBB-	Baa1	BBB	BBB+	A2	A-	BBB-	Baa1	BBB+	stable	stable	stable
Pennsylvania Electric Co.	BBB-	Baa1	BBB	-	-	-	BBB-	Baa1	BBB+	stable	stable	stable
Pennsylvania Power Co.	BBB-	Baa1	BBB	-	A2	A-	-	-	-	stable	stable	stable
Potomac Edison Co.	BBB-	Baa2	BBB-	-	-	-	-	-	-	stable	stable	stable
Toledo Edison Co.	BBB-	Baa3	BBB	BBB+	Baa1	A-	-	-	-	stable	stable	stable
Trans-Allegheny Interstate Line Co.	BBB-	A3	BBB	-	-	-	BBB-	A3	BBB+	stable	stable	stable
West Penn Power Co.	BBB-	A3	BBB	BBB+	A1	A-	-	-	-	stable	stable	stable

[1] Ratings shown for AES reflect Moody's "Corporate Family Rating" (CFR) which are employed for speculative grade issuers

On April 2, 2018, S&P Global Ratings affirmed FE Corp's ratings (BBB- issuer, BB+ unsecured, and BB preferred stock). The outlook remains 'stable'.

On April 13, 2018, S&P Global Ratings placed Allegheny Generating Co. on CreditWatch with positive implications pending AGC becoming a wholly-owned subsidiary of Mon Power.

FIRSTENERGY Quarterly Highlights – FE 1Q 2018 Earnings Call April 23, 2018 33

Financial – **Credit Providers**

24 financial institutions provide ~$5.2B aggregate credit commitment

($M)	
Revolving Credit Facilities	$5,000
Vehicle Leases	154
TOTAL	**$5,154**

As of March 31, 2018

Bank of America	Ind & Comm Bank of China
Bank of New York Mellon	JP Morgan Chase
Bank of Nova Scotia	KeyBank
Barclays Bank	Mizuho
CIBC	Morgan Stanley
Citibank	PNC
Citizens Bank	Santander
CoBank	Sumitomo Mitsui
Fifth Third Bank	TD Bank
First National Bank	Union Bank/Bank of Tokyo Mitsubishi
Goldman Sachs	US Bank
Huntington National Bank	Wells Fargo

FIRSTENERGY Quarterly Highlights – FE 1Q 2018 Earnings Call April 23, 2018 34